                                                                   EXHIBIT 10.15

================================================================================


                       SENIOR SUBORDINATED LOAN AGREEMENT

                                  DATED AS OF

                                February 3, 1999

                                    BETWEEN

                          THE DERBY CYCLE CORPORATION

                                      AND

                        VENCAP HOLDINGS (1992) PTE LTD.



================================================================================

                       SENIOR SUBORDINATED LOAN AGREEMENT
                       ----------------------------------



          This SENIOR SUBORDINATED LOAN AGREEMENT (this "Agreement") is entered into as of this third day of February 1999, by and between the Derby Cycle Corporation, a Delaware corporation ("Borrower"), and Vencap Holdings (1992) Pte Ltd. ("Lender"), a Singapore corporation.


                                   BACKGROUND
                                   ----------

          WHEREAS, Diamond Back International Company Limited, a British Virgin Islands corporation ("Diamond Back"), Western States Import Company, Inc., a California corporation ("Western States"), Bejka Trading, A.B., a Swedish corporation ("Bejka," and together with Diamond Back and Western States, the "Vendors"), Borrower, and Derby Sweden A.B., a Swedish corporation which is wholly-owned by Borrower ("Derby Sweden," and together with Borrower, the "Purchasers"), entered into an Agreement Relating to the Sale and Purchase of Certain of the Business Assets of Vendors, dated December 8, 1998 (the "Acquisition Agreement") pursuant to which Purchasers agreed to purchase from Vendors and Vendors agreed to sell to Purchasers, certain of the assets of Vendors.

          WHEREAS, Lender desires to make a loan to Borrower, and Borrower desires to borrow from Lender, for the purposes of financing the purchase of the assets of Vendors pursuant to the Acquisition Agreement.

                                   AGREEMENT
                                   ---------

NOW, THEREFORE, Borrower and Lender hereby agree as follows:

                                   SECTION 1
                                   ---------

                                  DEFINITIONS
                                  -----------


     1.1.  Certain Defined Terms. The following terms used in this Agreement
           ---------------------
have the following meanings:

          "Accountant's Report" means (i) the audited consolidated balance sheet
           -------------------
of Borrower and Borrower's Affiliated Companies and the related statements of income and cash flows for the fiscal year ending December 31, 1997, and (ii) the September 27, 1998 unaudited balance sheet of Borrower and Borrower's Affiliated Companies and the related statements of income and cash flows for the nine-month period ending September 27, 1998.

          "Acquisition" means the acquisition of certain of Vendors' assets by
           -----------
Purchasers pursuant to the Acquisition Agreement.

          "Acquisition Agreement" means the Agreement between Vendors and
           ---------------------
Purchasers relating to the sale and purchase of certain of the business assets and rights, and the assumption of certain liabilities, involved in the bicycle, parts and accessories and fitness equipment distribution business carried on under the principal trade name "Diamondback" dated December 8, 1998.

          "Act" means the Securities Act of 1933, as amended from time to time,
           ---
or any successor statute.

          "Affiliate" means, as to any Person, any other Person which directly
           ---------
or indirectly controls, or is under common control with, or is controlled by, such Person. As used in this definition, "control" (including, with its correlative meanings, "controlled by" and "under common control with") means possession, directly or indirectly, of power to direct or cause the direction of management or policies (whether through ownership of securities, or partnership or other ownership interests, by contract or otherwise); provided that, in any event, any Person which owns
                        -------------
directly or indirectly five percent (5%) or more of the securities having ordinary voting power for the election of directors or other members of the governing body of a corporation or five percent (5%) or more of the partnership or other ownership interests of any other Person (other than as a limited partner of such other Person) will be deemed to control such corporation or other Person.

          "Affiliated Companies" means Borrower's Subsidiaries.
           --------------------

          "Agreement" means this Senior Subordinated Loan Agreement, as it may
           ---------
be amended from time to time.

          "Bankruptcy Code" means the Bankruptcy Reform Act, Title 11 of the
           ---------------
United States Code, as amended or recodified from time to time, or any successor statute.

          "Board" means the Board of Governors of the Federal Reserve System.
           -----

          "Borrower" has the meaning set forth in the first paragraph of this
           --------
Agreement.

          "Business" means the business of Borrower and its Affiliated Companies
           --------
as conducted immediately prior to the Closing Date.

          "Business Day" means any day on which commercial banks in Singapore,
           ------------
London, New York, and Washington D.C. are required to be open for business.

          "Capital Lease" as applied to any Person, means any lease of any
           -------------
property (real, personal or mixed) by that Person as lessee which, in conformity with GAAP, is accounted for as a capital lease on the balance sheet of that Person.

          "Change of Control" has the same meaning as the term "Change of
           -----------------
Control" as such term is defined in the Indenture Agreements.

          "Closing Date" means the date hereof.
           ------------

          "Code" means the Internal Revenue Code of 1986, as amended from time
           ----
to time, or any successor statute.

          "Competitor" means any Person, business entity or enterprise which
           ----------
engages in or proposes to engage in the service, manufacture, merchandising, distribution or sale of the services, products or goods that Borrower and Borrower's Affiliated Companies manufacture, merchandise, distribute or sell.

          "Debt Instruments" has the meaning set forth in Section 3.2.22.
           ----------------

          "DM Senior Notes" means the 93/8% Senior Notes due May 14, 2008 in an
           ---------------
original principal amount equal to DM 110,000,000 issued by Borrower and Lyon pursuant to the Indenture dated as of May 14, 1998 by and among Borrower, Lyon and IBJ Schroder Bank and Trust Company, as Trustee.

          "Dollars" and "$" mean the lawful money of the United States of
           -------
America.

          "EBITDA" has the same meaning as the term "Consolidated Adjusted
           ------
EBITDA, as such term is defined in the Senior Credit Facility, as in effect after being amended on or about the date hereof.

          "Environmental Damages" means all claims, judgments, damages, losses,
           ---------------------
penalties, fines, liabilities (including strict liability), encumbrances, liens, costs, and expenses of investigation and defense of any claim, whether or not such claim is ultimately defeated, and of any good faith settlement of judgment, of whatever kind or nature, contingent or otherwise, matured or unmatured, foreseeable or unforeseeable, including without limitation reasonable attorneys' fees and disbursements and consultants' fees, any of which are incurred at any time as a result of the existence of Hazardous Material upon, about, beneath, any properties owned, leased or operated by Borrower or any of its Affiliated Companies or migrating or threatening to migrate to or from such properties, or the existence of a violation of any Environmental and Safety Laws pertaining to such properties, regardless of whether the existence of such Hazardous Material or the violation of Environmental and Safety Laws arose prior to the present ownership or operation of such properties.

          "Environmental and Safety Laws" means any and all applicable current
           -----------------------------
and future treaties, laws, statutes, regulations, enforceable requirements, binding determinations, orders, decrees, judgments, injunctions, permits, approvals, authorizations, licenses, permissions, notices or binding agreements issued, promulgated or entered by any Governmental Authority, relating to the environment, to employee health or safety, to preservation or reclamation of natural resources, or to the management, release or threatened release of contaminants or noxious odors, including, in the case of Persons subject to the laws of the United States, the Hazardous Materials Transportation Act, the Comprehensive Environmental Response, Compensation and Liability

Act of 1980, as amended by the Superfund Amendments and Reauthorization Act of 1986 ("CERCLA"), the Solid Waste Disposal Act, as amended by the Resource Conservation and Recovery Act of 1976 and Hazardous and Solid Waste Amendments of 1984, the Federal Water Pollution Control Act, as amended by the Clean Water Act of 1977, the Clean Air Act of 1970, as amended by the Clean Air Act Amendments of 1990, the Toxic Substances Control Act of 1976, the Occupational Safety and Health Act of 1970, as amended, the Emergency Planning and Community Right-to-Know Act of 1986, the Safe Drinking Water Act of 1974, as amended, and any similar or implementing state law, and all amendments or regulations promulgated thereunder.

          "ERISA" means the Employee Retirement Income Security Act of 1974, as
           -----
amended from time to time, or any successor statute.

          "ERISA Affiliate" means each Person (as defined in Section 3(9) of
           ---------------
ERISA) whether or not incorporated, which is a Subsidiary of or under common control or would be considered a single employer with Borrower or any of Borrower's Material Affiliated Companies which are domiciled in the United States within the meaning of Section 414(b), (c), (m) or (o) of the Code and the regulations promulgated under those sections, or within the meaning of Section 4001(b) of ERISA.

          "Events of Default" means each of the events set forth in Section 5.1.
           -----------------

          "Exchange Act" means the Securities Exchange Act of 1934, as amended.
           ------------

          "Financial Statements" means (i) the audited consolidated balance
           --------------------
sheet of Borrower and Borrower's Affiliated Companies and the related statements of income and cash flows for the fiscal year ending December 31, 1997, and (ii) the September 27, 1998 unaudited balance sheet of Borrower and Borrower's Affiliated Companies and the related statements of income and cash flows for the nine-month period ending September 27, 1998.

          "Fiscal Year" means the fiscal year of Borrower, which shall be the
           -----------
twelve-month period ending on the last day in the month of December.

          "GAAP" means generally accepted accounting principles and practices,
           ----
consistently applied, as promulgated in (i) the documents of Rule 203 of the Code of Professional Conduct of the American Institute of Certified Public Accountants, (ii) Statement of Accounting Standards No. 43 "Omnibus Statement on Auditing Standards" of the Auditing Standards Board of the American Institute of Certified Public Accountants and (iii) any superseding or supplemental documentation of equal authority promulgating generally accepted accounting principles and practices, all as in effect from time to time. Accounting principles and practices are "consistently applied" when the accounting principles and practices observed in a current period are comparable in all material respects to the accounting principles and practices applied in the preceding period.

          "Governmental Authority" means any Federal, foreign, regional,
           ----------------------
territorial, state, or local court or governmental agency, authority, commission, department, board, bureau, instrumentality or regulatory body, including any central bank or comparable agency.

          "Guaranteed Indebtedness" of any Person means all Indebtedness (x) of
           -----------------------
any Person other than such Person and either (y) guaranteed directly or indirectly in any manner by such Person, or in effect guaranteed directly or indirectly by such Person through an agreement (a) to pay or purchase such Indebtedness or to advance or supply funds for the payment or purchase of such Indebtedness, (b) to purchase, sell or lease (as lessee or lessor) property, or to purchase or sell services, primarily for the purpose of enabling the debtor to make payment of such Indebtedness or to assure the holder of such Indebtedness against loss, (c) to supply funds to or in any other manner invest in the debtor (including any agreement to pay for property or services irrespective of whether or not such property is received or such services are rendered and any agreement to maintain working capital or other balance sheet condition) or (d) otherwise to assure the holder of such Indebtedness against loss, or (z) secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any lien, security interest or other charge or encumbrance upon or in property (including without limitation accounts and contract rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness.

          "Hazardous Material" means any substance:
           ------------------

                (a) the presence of which requires investigation or remediation under any Environmental and Safety Law; or

                (b) which is or becomes defined as a "hazardous waste," "hazardous substance," pollutant or contaminant under any Environmental and Safety Law or which is toxic, explosive, corrosive, flammable, infectious, radioactive, carcinogenic, mutagenic, or otherwise hazardous and is or becomes regulated by any Governmental Authority; or

                (c) the presence of which on any properties which Borrower owns, leases or operates causes or threatens to cause a nuisance upon such properties or to adjacent properties or poses or threatens to pose a hazard to the health or safety of persons on or about such properties; or

                (d) the presence of which on adjacent properties could constitute a trespass by Borrower; or

                (e) without limitation which contains gasoline, diesel fuel or other petroleum hydrocarbons.

          "Indebtedness" means, for any Person, (i) all indebtedness or other
           ------------
obligations of such Person for borrowed money or for the deferred purchase price of property or services, (ii) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), (iii) all obligations under leases which shall have been or should be, in accordance with GAAP, recorded as Capital Leases in respect of which such Person is liable as lessee, (iv) liabilities in respect of unfunded accrued benefits under any Pension Plan, (v) all obligations owed pursuant to any interest rate hedging arrangement or in respect of any letter of credit established for the account of such Person (including without limitation all obligations to reimburse the issuer thereof in respect of amounts drawn thereunder), and (vi) all Guaranteed Indebtedness.

          "Indenture Agreements" means (a) the Indenture governing the DM Senior
           --------------------
Notes dated as of May 14, 1998 by and among Borrower, Lyon and IBJ Schroder Bank and Trust Company, as Trustee; and (b) the Indenture governing the U.S. Senior Notes dated as of May 14, 1998 by and among Borrower, Lyon and IBJ Schroder Bank and Trust Company, as Trustee.

          "Lender" has the meanings set forth in the first paragraph of this
           ------
Agreement.

          "Liabilities" means obligations of any nature, whether absolute,
           -----------
accrued, contingent or otherwise, whether due or to become due and whether or not required to be reflected or reserved against on a balance sheet under GAAP, including without limitation, in the case of Borrower or any of its Affiliated Companies, obligations arising from or in connection with the operation of the Business prior to the consummation of the Acquisition, for which Borrower or any of its Affiliated Companies could be liable after the consummation of the Acquisition.

          "Lien" means any mortgage, pledge, security interest, encumbrance,
           ----
lien or charge of any kind, whether voluntary or involuntary, including any conditional sale or other title retention agreement, any lease in the nature thereof, and the filing of, or agreement to give, any financing statement under the Uniform Commercial Code of any jurisdiction.

          "Loan" means the total amount advanced by Lender to Borrower pursuant
           ----
to Section 2.1.

          "Loan Documents" means this Agreement, the Senior Subordinated Notes,
           --------------
and the Subordination Agreement.

          "Lyon" means Lyon Investments B.V., a company organized under the laws
           ----
of the Netherlands, and a wholly-owned subsidiary of Borrower.

          "Mandatory Prepayment Premium" has the meaning set forth in Section
           ----------------------------
2.4.2.1.

          "Material Affiliated Companies" means the Subsidiaries of Borrower who
           -----------------------------
are "Material Group Members" as such term is defined in the Senior Credit Facility, as in effect as of the Closing Date.

          "Material Agreements" means the Loan Documents, the Senior Credit
           -------------------
Facility and the Senior Notes.

          "Multiemployer Plan" has the meaning set forth in Section 3.2.15.
           ------------------

          "Obligations" means all obligations of every nature of Borrower from
           -----------
time to time owed to Lender under any of the Loan Documents, including, without limitation, all obligations of Borrower under this Agreement and the Senior Subordinated Notes.

          "Optional Prepayment Premium" has the meaning set forth in
           ---------------------------
Section 2.5.1.1.

          "Pension Plan" means any employee pension plan (other than a
           ------------
Multiemployer Plan) subject to the provisions of Section 302 of ERISA or Section 412 of the Code.

          "Permitted Holders" means Thayer and Perseus and their respective
           -----------------
Affiliates, Persons who are beneficial owners, directly or indirectly, of Thayer or Perseus and their respective Affiliates, and any investment fund managed by Perseus Capital, L.L.C. or Thayer Capital Partners.

          "Perseus" means Perseus Cycle, L.L.C., a Delaware limited liability
           -------
company.

          "Person" means and includes natural persons, corporations, limited
           ------
partnerships, general partnerships, joint stock companies, joint ventures, associations, companies, trusts, banks, trust companies, land trusts, business trusts and other organizations, whether or not legal entities, and governments and agencies and political subdivisions thereof.

          "PIK Notes" has the meaning set forth in Section 2.3.2.
           ---------

          "Plan" means any employee pension benefit plan (other than a
           ----
Multiemployer Plan) subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA, and in respect of which Borrower or any ERISA Affiliate is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an "employer" as defined in Section 3(5) of ERISA.

          "Potential Default" means any condition, event or act which, with the
           -----------------
giving of notice, passage of time or both, would constitute an Event of Default.

          "Prepayment Price" has the meaning set forth in Section 2.5.1.
           ----------------

          "Primary Affiliated Companies" means each of the following
           ----------------------------
Subsidiaries of Borrower: Derby Holding Limited, a corporation formed under the laws of England and Wales; Derby Cycle Werke GmbH, a corporation formed under the laws of the Federal Republic of Germany; Koninklijke Gazelle BV, a corporation formed under the laws of the Netherlands; Raleigh Industries of Canada Limited, a corporation formed under the laws of Canada; and Probike S.A.
(Pty) Ltd., a corporation formed under the laws of South Africa.

          "Purchasers" means Borrower and Derby Sweden, A.B., a Swedish
           ----------
corporation.

          "Senior Credit Facility" means the Credit Agreement dated as of May
           ----------------------
12, 1998, as amended from time to time, by and among Borrower and certain of its Subsidiaries and Chase Manhattan plc as Arranger, Chase Manhattan International Limited, as both Facility Agent and Security Agent, and the financial institutions named therein as banks.

          "Senior Indebtedness" means any Indebtedness of Borrower or any of its
           -------------------
Affiliated Companies, including, without limitation, the indebtedness of

Borrower evidenced by the Senior Credit Facility and the Senior Notes, and any refinancing, replacement, extension or modification of the Senior Credit Facility or Senior Notes; provided that, indebtedness which is subordinated
                          -------- ----
explicitly by its terms to the Senior Subordinated Debt shall not be deemed Senior Indebtedness.

          "Senior Notes" means the DM Senior Notes and the U.S. Senior Notes.
           ------------

          "Senior Subordinated Debt" means the Indebtedness of Borrower created
           ------------------------
pursuant to this Agreement, including the principal amount of the Senior Subordinated Notes, and any interest and premium payable thereon.

          "Senior Subordinated Notes" means any promissory notes evidencing all
           -------------------------
or any part of the Senior Subordinated Debt, including the notes to be issued by Borrower to Lender on the Closing Date in the aggregate principal amount of Twenty Million Dollars ($20,000,000), any PIK Notes issued in satisfaction of interest due on the Senior Subordinated Debt pursuant to Section 2.3.2 of this Agreement, and any note or notes subsequently issued in place of such notes.

          "Solvent" means, when used with respect to any Person, that:  (a) the
           -------
fair valuation of all of its property is in excess of the total amount of its debts (including contingent liabilities as properly valued) as of the date solvency is determined under the Bankruptcy Code or any applicable enactment of the Uniform Fraudulent Transfer Act or similar statute; (b) the present fair salable value of all of its property is more than the amount that will be required to pay the Person's existing debts (including contingent liabilities as properly valued) as they become absolute and matured, as determined in accordance with any applicable enactment of the Uniform Fraudulent Conveyance Act or similar statute; (c) it does not intend to incur, nor believe that it will incur, nor reasonably should believe that it will incur, debts beyond its ability to pay as they mature, as determined in accordance with the Bankruptcy Code, any applicable enactment of the Uniform Fraudulent Conveyance Act, any applicable enactment of the Uniform Fraudulent Transfer Act or any similar statute; and (d) is not engaged in a business or a transaction or about to be engaged in a business or a transaction for which its property constitutes
(i) unreasonably small capital, for purposes of the Bankruptcy Code and any applicable enactment of the Uniform Fraudulent Conveyance Act, or similar statute, or (ii) unreasonably small assets, for purposes of any applicable enactment of the Uniform Fraudulent Transfer Act, or similar statute.

          "Stockholders Agreement" means the Agreement of Stockholders of the
           ----------------------
Derby Cycle Corporation, of even date herewith, by and among Lender, Thayer and Perseus.

          "Subordination Agreement" means the Subordination Deed of a date on or
           -----------------------
about the date hereof by and among Chase Manhattan International Limited, Lender and Borrower.

          "Subsidiary" of any Person means a corporation of which more than
           ----------
fifty percent (50%) of the outstanding shares of capital stock of each class having ordinary voting power is owned by such Person, by one or more Subsidiaries of such Person, or by such Person and one or more of its Subsidiaries.

          "Thayer" means DC Cycle, L.L.C., a Delaware limited liability company.
           ------

          "Transfer" means the sale, pledge, assignment or other transfer of the
           --------
Senior Subordinated Notes, in whole or in part, and of the rights of the holders thereof under the Senior Subordinated Notes and this Agreement.

          "Transfer Notice" shall have the meaning set forth in Section 6.1.1.1.
           ---------------

          "U.S. Senior Notes" means the 10% Senior Notes due May 14, 2008 in an
           -----------------
original principal amount equal to US $100,000,000 issued by Borrower and Lyon pursuant to the Indenture dated as of May 14, 1998 by and among Borrower, Lyon and IBJ Schroder Bank and Trust Company, as Trustee.

          "Vendors" means Diamond Back International Company Limited, a British
           -------
Virgin Islands corporation, Western States Import Company, a California corporation, and Bejka Trading, A.B., a Swedish corporation.

     1.2.  Accounting Terms. For purposes of this Agreement, all accounting
           ----------------
terms not otherwise defined herein have the meanings assigned to them in conformity with GAAP.

     1.3.  Other Definitional Provisions. Unless the context of this Agreement
           -----------------------------
clearly requires otherwise, references to the plural include the singular, to the singular include the plural, and to the part include the whole. The term "including" is not limiting and the term "or" has the inclusive meaning represented by the term "and/or." The words "hereof," "herein," "hereunder," and similar terms in this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement. References to "Sections", "Exhibits" and "Schedules" are to Sections, Exhibits and Schedules, respectively, of this Agreement, unless otherwise specifically provided. Terms defined herein may be used in the singular or the plural.

                                   SECTION 2
                                   ---------

                                    THE LOAN
                                    --------


    2.1.  The Loan. Lender agrees to make a term loan to Borrower on the
          --------
Closing Date, upon the terms and conditions of this Agreement, of Twenty Million Dollars ($20,000,000). The amount of the Loan shall be disbursed to Borrower on the Closing Date, less any fees and expenses payable by Borrower pursuant to Section 6.4 of this Agreement to the extent not otherwise paid by Borrower. The amount of the Loan shall be deemed received by Borrower when such amount has been wire transferred in accordance with instructions provided by Borrower and Lender has provided Borrower with a FedWire identification number with respect to such wire transfer.

    2.2.  The Senior Subordinated Notes
          -----------------------------

          2.2.1. Form of Notes. Borrower's obligation to repay the Loan shall
                 -------------
be evidenced by a Senior Subordinated Note or Notes in substantially the form of Exhibit A, such note or notes in an aggregate in the principal amount of
   ---------
Twenty Million Dollars ($20,000,000.00), registered in the name of the Vencap Holdings (1992) Pte Ltd.

    2.3.  Interest
          --------
          2.3.1.  Interest Rate. The Senior Subordinated Notes shall bear
                  -------------
interest at a rate of nineteen percent (19%) per annum, compounded daily, for an annual effective yield of twenty and nine-tenths percent (20.9%). Interest on the amount of the Loan outstanding from time to time shall be computed on the basis of a 360-day year, actual days elapsed, from the date of disbursement until repayment.

          2.3.2.  Interest Payments. The payment of interest on the outstanding
                  -----------------
principal amount of the Senior Subordinated Notes shall be due and payable annually by Borrower to Lender in arrears on the first Business Day of each calendar year, with the first such payment to be made on January 3, 2000, at the place specified in the Senior Subordinated Notes. Payment of interest shall be made, at Borrower's sole option, either (i) by payment of cash;
(ii) by issuance of additional Senior Subordinated Notes (the "PIK Notes"), with the principal amount of the PIK Notes issued on such date equal to the interest due on the date the interest payment is due. PIK Notes issued pursuant to this Section 2.3.2 shall bear the same terms as the Senior Subordinated Notes, and shall be subject to the terms and conditions set forth in this Agreement for the Senior Subordinated Notes; or (iii) as otherwise agreed in writing by Lender and Borrower. To the extent that Borrower elects to make interest payments in cash, Borrower shall pay each such cash interest payment by wire transfer in immediately available funds.

          If, in connection with interest payments required to be made pursuant to this Section 2.3, payments of such interest are not made in cash, by the issuance of PIK Notes, or as otherwise agreed by Lender and Borrower in writing pursuant to the terms of this Section 2.3, the principal amount of the Senior Subordinated Note or Senior Subordinated Notes issued on the Closing Date shall be deemed increased on the date such PIK Notes were scheduled to be issued under this Section 2.3., by the principal amount of the PIK Notes that were required to be issued pursuant to this Section 2.3 but which were not so issued. Such increased principal amount of the Senior Subordinated Note or Senior Subordinated Notes issued on the Closing Date shall bear interest as provided in this Section 2.3.

    2.4.  Mandatory Repayment
          -------------------

          2.4.1.  Scheduled Repayment. Borrower shall repay the original
                  -------------------
principal amount of the Senior Subordinated Notes then outstanding plus accrued but unpaid interest thereon at maturity on February 3, 2009. Payment hereunder shall be paid by wire transfer in immediately available funds.

          2.4.2.  Mandatory Prepayment. Notwithstanding the provisions of
                  --------------------
Section 2.4.1, all outstanding principal and interest relating to the Senior Subordinated Notes shall be due and payable (together with the Mandatory Prepayment Premium, as defined in Section 2.4.2.1 below,) within one hundred and ninety (190) days after the occurrence of a Change of Control.

                  2.4.2.1.  Mandatory Prepayment Premium.  In the event that
                            ----------------------------
the Senior Subordinated Notes are prepaid due to the occurrence of a Change of Control pursuant to Section 2.4.2, the outstanding principal amount of the Senior Subordinated Notes (plus accrued but unpaid interest) shall be repaid by Borrower plus a premium equal to a percentage of the outstanding principal amount of the Senior Subordinated Notes as follows: (the "Mandatory Prepayment Premium"):

Change of Control Date                                  Percentage
----------------------                                  ----------
Through February 3, 2001:                                       3%


After February 3, 2001 through February 3, 2002:                2%


After February 3, 2002 through February 3, 2003:                1%


After February 3, 2003:                                         0%


    2.5.  Optional Prepayment
          -------------------
          2.5.1.  On or After First Anniversary. After the first anniversary
                  -----------------------------
of the Closing Date, Borrower may, at its sole option, prepay all or any portion of the outstanding principal amount of the Senior Subordinated Notes (plus accrued but unpaid interest), in integral multiples of the lesser of Five Hundred Thousand Dollars ($500,000) or the entire principal amount then outstanding of the Senior Subordinated Notes, upon payment of the Optional Prepayment Premium set forth in Section 2.5.1.1 and compliance with the provisions of this Section 2.5. Upon such prepayment of the Senior Subordinated Notes, Borrower shall pay to the holders thereof (i) all accrued but unpaid interest on the Senior Subordinated Notes; (ii) the principal amount of the Senior Subordinated Notes to be prepaid under this Section 2.5; and (iii) the Optional Prepayment Premium set forth in Section 2.5.1.1 (the amounts described in clauses (i), (ii) and (iii) being collectively referred to as the "Prepayment Price"). Such prepayment shall be applied to reduce the principal amounts payable under the Senior Subordinated Notes in the reverse order in which such amounts are due. At least ten (10) but not more than ninety (90) days prior to the date fixed for any prepayment, written notice shall be given to Lender of the election of Borrower to prepay the principal amounts, or a permitted portion thereof, of the Senior Subordinated Notes, specifying the amount to be prepaid and the date upon which such prepayment is to be made.

     2.5.1.1   Optional Prepayment Premium.  In the event that some or all
               ---------------------------
Senior Subordinated Notes are prepaid by Borrower pursuant to Section 2.5.1 of this Agreement, the Senior Subordinated Notes to be prepaid shall be repaid by Borrower at the outstanding principal amount of the Senior Subordinated Notes to be prepaid plus a premium equal to a percentage of the Senior Subordinated Notes to be prepaid as follows) (the "Optional Prepayment Premium"):

Date of Optional Prepayment                             Percent of Principal Amount
---------------------------                             ---------------------------
After February 3, 2000 and through February 3, 2001:                  3%


After February 3, 2001 and through February 3, 2002:                  2%


After February 3, 2002 and through February 3, 2003:                  1%


After February 3, 2003:                                               0%


    2.5.2.  Selection of Notes to be Prepaid. If less than all of the then
            --------------------------------
outstanding principal amount of Senior Subordinated Notes is to be prepaid under this Section 2.5, Borrower shall allocate the total principal amount to be prepaid pro rata as nearly as practicable among the Senior Subordinated Notes, based upon the then outstanding principal amounts thereof.

    2.5.3.  Notes Prepaid in Part. Any Senior Subordinated Note which is to be
            ---------------------
prepaid only in part shall be surrendered to Borrower, and Borrower shall issue to the holder a new Senior Subordinated Note equal in principal amount to the unprepaid portion of the Senior Subordinated Note surrendered and in the form of Exhibit A.
            ---------

    2.5.4.  Rescission of Repurchase Option. Borrower shall have the right,
            -------------------------------
prior to actual prepayment, to rescind and void its election to repurchase the Senior Subordinated Notes called for prepayment under this Section 2.5.

    2.6.  Overdue Payments; Business Days. If any principal amount of, or
          -------------------------------
interest or premium on, any Senior Subordinated Notes is not paid (or, in the case of interest, such interest is not accrued pursuant to the second paragraph of Section 2.3.2, above) when due (whether by acceleration or otherwise), or if any other sum owed to Lender pursuant to this Agreement or any other Loan Document is not paid when due, then interest shall accrue on such delinquent amount from the date such delinquent amount was due (not giving effect to any grace or cure periods) until paid at the rate of twenty-one percent (21%) per annum, compounded daily, calculated on the basis of a 360-day year, actual days elapsed, for an annual effective yield of twenty three and thirty six one hundredths percent (23.36 %), or at the maximum rate permitted by law, whichever is less. Whenever any payment of principal or interest on the Senior

Subordinated Notes shall be stated to be due, or whenever any date specified herein would otherwise occur, on a day other than a Business Day, such payment shall be made, and such other date shall be deemed to occur, on the next succeeding Business Day. Any such extension of time shall be included in the computation of interest payable.

    2.7.  Ranking. The Senior Subordinated Notes will be subordinated and
          -------
junior in right of payment and enforcement to the prior payment of the Senior Indebtedness on the terms set forth in the Subordination Agreement, which Subordination Agreement is incorporated herein by reference. The rights to demand or receive any payments under this Section 2.7 of Persons holding Senior Indebtedness (as defined herein) other than "Senior Liabilities" as defined under the Subordination Agreement (such "Senior Liabilities" under the Subordination Agreement being referred to as "First Priority Senior Indebtedness" and such other Senior Indebtedness being referred to as "Second Priority Senior Indebtedness") shall be subject and subordinate to the rights under the Subordination Agreement of the holders of First Priority Senior Indebtedness, such that the holders of the Second Priority Senior Indebtedness shall have no right under this Section 2.7 to demand or receive amounts otherwise payable to the Security Agent (as defined in the Subordination Agreement) under the Subordination Agreement.

     For purposes of this Section 2.7, in order to apply the Subordination Agreement to Persons other than the Finance Parties originally executing the Subordination Agreement, as used in the Subordination Agreement (i) "Senior Liability" shall include all of the Senior Indebtedness of the Borrower and Borrower Affiliated Companies; (ii) "Finance Parties" shall include each Person who is a creditor with respect to Senior Indebtedness; (iii) "Senior Finance Documents" shall include all documents pertaining to Senior Indebtedness of the Borrower; (iv) "Security Agent" shall mean the Senior Creditors (as defined below); (v) no consent of the Security Agents shall be required under

Sections 5, 6 and 8 of the Subordination Agreement, provided that such sections shall be deemed to prohibit the actions prohibited therein by the Borrower or Lender, as the case may be, if such action will cause a default under "Covered Debt" (as defined below); (vi) this Section 2.7 shall be governed and construed in accordance with the laws of the State of New York applicable to contracts entered into and to be performed wholly within New York by New York residents;
(vii) Section 17 of the Subordination Agreement shall be effective only with respect to lenders under the Senior Credit Facility; and (viii) Section 24 of the Subordination Agreement shall not be effective. "Covered Debt" shall mean
(i) the Senior Credit Facility, (ii) the Senior Notes, (iii) any replacement, refunding, extension, amendment or renewal of Indebtedness described in clauses
(i) and (ii), and (iv) each issuance of Indebtedness exceeding $25,000,000 (including as outstanding Indebtedness any commitments under revolving credit facilities, and treating any issuances pursuant to the same agreement or indenture as one issuance of Indebtedness). Each holder of Senior Indebtedness shall be entitled to the benefits of the Subordination Agreement, as modified in this Section 2.7, as if it had executed said agreement. "Senior Creditor" means the Security Agent as defined in the Subordination Agreement for so long as it or its designees is acting as Security Agent under said document and, thereafter, the entity serving a similar role under the documents governing any amendments, replacements, renewals or refundings of the Senior Credit Facility (as such term is defined in the Subordination Agreement). Nothing in this
Section 2.7 shall be deemed to modify, limit, reduce, enlarge or otherwise affect any of the rights and obligations of the Finance Parties to the Subordination Agreement.

    2.8.  Set Off for Taxes. Each payment or prepayment payable by Borrower
          -----------------
under the Senior Subordinated Notes and the other Loan Documents shall be made without set off or counterclaim and free and clear of, exempt from and without deduction or withholding for or on account of, any present or future Taxes. Lender agrees not to make any Transfer or engage in any restructuring which results in an obligation to set off or withhold for or on account of any present or future Taxes. To induce Borrower not to make any deductions or withholdings in respect of any Taxes from amounts payable to or for the account of the Lender, (i) Lender shall deliver to the Borrower a properly executed Internal Revenue Service Form 8709 (or such other form as the Internal Revenue Service may require) for such year claiming eligibility for the exemption from tax under Section 892 of the Code, and (ii) such certificate shall be accurate in all material respects. Solely for purposes of this Section 2.8, the term "Taxes" shall mean levies, assessments, impost duties, withholdings or other charges of whatever nature levied, imposed, collected, withheld or assessed by any Governmental Authority or any political subdivision or taxing authority thereof having jurisdiction over the Borrower other than taxes imposed on the net income earned by Lender.


                                   SECTION 3
                                   ---------

                         REPRESENTATIONS AND WARRANTIES
                         ------------------------------


    3.1.  Representations and Warranties of Lender. Lender represents and
          ----------------------------------------
warrants to Borrower with respect to its purchase of the Senior Subordinated Note that:

          3.1.1.  Investment. The Senior Subordinated Notes purchased by
                  ----------
Lender are being acquired with the intention of holding such Senior Subordinated Notes for purposes of investment for Lender's own account, not as a nominee or agent, and not with a view to the distribution of any part thereof, and not with the intention of selling such Senior Subordinated

Notes in a public distribution in violation of Federal Securities laws or any applicable foreign or state securities laws.

          3.1.2.  Sophistication. Lender has such knowledge and experience in
                  --------------
financial and business matters as to be capable of evaluating the merits and risks of Lender's investment in the Senior Subordinated Notes; Lender has the ability to bear the economic risks of such investment; Lender has the capacity to protect Lender's own interests in connection with the transactions contemplated by this Agreement; and Lender has had an opportunity to obtain such financial and other information from Borrower as Lender deems necessary or appropriate in connection with evaluating the merits of the investment in the Senior Subordinated Notes; provided, however, that none of Lender's
                           --------  -------
representations hereunder are intended in any way to limit the scope or applicability of Borrower's representations and warranties in this Agreement, the truth, accuracy and completeness of which Lender has relied upon in its investment in the Senior Subordinated Notes.

    3.2.  Representations and Warranties of Borrower. On and as of the Closing
          ------------------------------------------
Date, Borrower represents and warrants to Lender that, giving effect to the consummation of the transactions contemplated hereunder and under the other Material Agreements (but without giving effect to the Acquisition or consummation of the transactions contemplated by the Acquisition Agreement):

          3.2.1.  Due Incorporation and Status. Except as set forth on
                  ----------------------------
Schedule 3.2.1, each of Borrower and Borrower's Material Affiliated Companies is a private limited company, duly incorporated and validly existing under the laws of the place of its incorporation, possesses the capacity to sue and be sued in its own name, and has the power to carry on its business substantially as now being (or will immediately after the Closing Date be) conducted and to own its property and other assets.

          3.2.2.  Corporate Power. Except as set forth on Schedule 3.2.2, each
                  ---------------
of Borrower and Borrower's Material Affiliated Companies has the power to execute, deliver and perform its obligations under each of the Loan Documents and the other Material Agreements to which it is a party; all necessary corporate, shareholder and other action has been taken or will be taken to authorize the execution, delivery and performance of the same, and no limitation on its powers to borrow will be exceeded as a result of the performance of the transactions contemplated by such documents.

          3.2.3.  Binding Obligations. Except as set forth on Schedule 3.2.3,
                  -------------------
the Loan Agreements, the Material Agreements and any other document or instrument executed or delivered or to be executed or delivered by any of Borrower or Borrower's Affiliated Companies thereunder, constitute or, as the case may be, will constitute, valid and legally binding obligations of each of the Borrower and Borrower's Affiliated Companies which are expressed to be a party thereto.

          3.2.4.  No Conflict with Other Obligations. Except as set forth on
                  ----------------------------------
Schedule 3.2.4, the execution and delivery of each of the Loan Documents, the other Material Agreements and any other document or instrument executed or delivered or to be executed or delivered thereunder by Borrower or any of Borrower's Affiliated Companies party thereto, and the performance of each of their respective obligations thereunder, and compliance with their respective provisions, will not (a) contravene any existing applicable law, statute, rule or regulation or any judgment, decree or permit of any Governmental Authority to which any of them are subject, conflict with, or result in any breach of any of the terms of, or constitute a default under, any agreement or other instrument to which Borrower or any of Borrower's Affiliated Companies is expressed to be a party or is subject to or by which it, or any of its property is bound in a manner which is reasonably likely to result in any liability on the part of Lender to any third party by reason of any such conflict, (b) so far as Borrower is aware, result in the creation of, or requirement to create, any Lien on the assets of Borrower or any of Borrower's Material Affiliated Companies, or (c) contravene or conflict with any provision of the Memorandum and Articles of Association (or similar or analogous documents) or Borrower of any of Borrower's Material Affiliated Companies.

          3.2.5.  Consents. Except as set forth in Schedule 3.2.5, all material
                  --------
authorizations, approvals, consents, licenses, exemptions, filings, registrations and other matters required by law for or in consequence of (a) the entry into and performance by Borrower and each of Borrower Affiliated Companies of, or the validity of the Loan Documents and any of the Material Agreements to which it/they are expressed to be a party or the transactions to be implemented pursuant thereto or (b) the carrying on of the business of Borrower and each of Borrower's Affiliated Companies in the ordinary course, have been obtained or effected or will be obtained or effected prior to the date required by law.

          3.2.6.  No Winding Up. Except as set forth in Schedule 3.2.6, no
                  -------------
order has been made or petition presented (which has not been discharged or stayed within 14 days of it being so presented) or any corporate action taken, or any other steps taken or legal proceedings started or resolution passed for the winding up of any of Borrower or Borrower's Material Affiliated Companies or for an administration order in respect of Borrower or any of Borrower's Material

Affiliated Companies, and no distress, execution or other process has been levied on any assets of Borrower or any of Borrower's Material Affiliated Companies which has not been discharged.

          3.2.7.  Solvency. Except as set forth in Schedule 3.2.7, no order
                  --------
has been made or petition presented or resolution passed for an administration order in respect of Borrower or any of Borrower's Material Affiliated Companies and no distress, execution or other process has been levied on any assets of Borrower or any of Borrower's Material Affiliated Companies which has not been discharged. At the date of this Agreement and after giving effect to the transaction contemplated by the Loan Documents and the other Material Agreements, Borrower and each of Borrower's Material Affiliated Companies incorporated under the laws of any of the United States, is Solvent. None of Borrower or any of Borrower's Material Affiliated Companies incorporated under the laws of any of the United States is entering into this Agreement or any other Material Agreement with the intent to hinder, delay or defraud either present or future creditors.

          3.2.8.  No Default. Except as set forth in Schedule 3.2.8, none of
                  ----------
Borrower or Borrower's Material Affiliated Companies is in breach of or default under any Indebtedness or any other agreement to which it is a party or which is binding on it or any of its assets which breach or default is reasonably likely to have a material adverse effect on Borrower and Borrower's Affiliated Companies taken as a whole.

          3.2.9.  No Litigation. Except as set forth in Schedule 3.2.9, no
                  -------------
action, litigation, arbitration, alternative dispute resolution or administrative or regulatory proceeding is taking place or pending against Borrower or any of Borrower's Material Affiliated Companies and, so far as Borrower is aware, no such action, litigation, arbitration, alternative dispute resolution or administrative or regulatory proceeding is threatened nor are there any current labor disputes involving Borrower or any of Borrower's Material Affiliated Companies.

          3.2.10.  All Information Is Correct. Except as set forth in Schedule
                   --------------------------
3.2.10, all financial and other information provided in writing by, or on behalf of Borrower or any of Borrower's Material Affiliated Companies to Lender in connection with the Loan Documents or the other Material Agreements prior to the date of this Agreement was true and accurate in all material respects when given and (so far as Borrower is aware having made due and proper inquiries) there are no other facts or matters the admission of which would have made any such statement or information provided misleading or an inaccurate representation of the situation described therein and all opinions, projections and forecasts given or made have been honestly made and based upon reasonable assumptions.

          3.2.11.  Tax Liabilities. Except as set forth in Schedule 3.2.11, no
                   ---------------
claims in excess of $250,000 (or the equivalent in other currencies) in aggregate are being or are reasonably likely to be asserted against Borrower and Borrower's Material Affiliated Companies (individually or as a whole), with respect to taxes which are reasonably likely to be determined adversely to Borrower or such Material Affiliated Company and neither Borrower nor any of Borrower's Material Affiliated Companies is overdue in the filing of any tax returns required to be filed by it and has paid all taxes shown to be due on tax returns or any assessments made against it other than those contested in good faith by proceedings and for which adequate reserves have been established.

          3.2.12.  Ownership of Assets. Except as set forth in Schedule 3.2.12,
                   -------------------
with effect from and after the Closing Date, Borrower and each of Borrower's

Material Affiliated Companies will have good title to, or valid leases or licenses of, or are otherwise entitled to use and permit other Affiliated Companies to use, all tangible assets necessary to conduct their business substantially as conducted by it at the Closing Date.

          3.2.13.    Intellectual Property Rights.
                     ----------------------------
          Except as set forth in Schedule 3.2.13:

                (a) So far as Borrower is aware (after due and careful inquiry) (i) Borrower and each of Borrower's Material Affiliated Companies owns or has licensed to it all the intellectual property rights which are material in the context of its business and which are required by it in order for it to carry on its business as it is presently conducted, and (ii) none of Borrower or Borrower's Material Affiliated Companies, in carrying on its business, infringes any intellectual property rights of any third party in any way.

                (b) None of the material intellectual property rights of Borrower and of Borrower's Material Affiliated Companies is, to Borrower's knowledge, being infringed, nor, to Borrower's knowledge, is there any threatened infringement of such intellectual property rights by any third party.

                (c) All material registered intellectual property rights owned by Borrower and Borrower's Material Affiliated Companies are subsisting and all actions (including payment of all fees) required to maintain the same in full force and effect have been taken.

          3.2.14.    Environmental Matters.
                     ---------------------

          Except as set forth in Schedule 3.2.14:

                (a) So far as Borrower is aware (after due and careful inquiry), Borrower and each of Borrower's Material Affiliated Companies has obtained all requisite authorizations required for the carrying on of its business as currently conducted and has at all times complied in all respects with (i) the terms and conditions of such authorizations and (ii) all other applicable Environmental and Safety Laws.

                (b) So far as Borrower is aware (after due and careful inquiry), no Hazardous Material has been used, disposed of, generated, stored, transported, dumped, released, deposited, owned, leased, occupied or controlled by Borrower or any of Borrower's Material Affiliated Company (including any off-site waste management or disposal location utilized by Borrower or any of Borrower's Material Affiliated Companies) in circumstances where this would be reasonably likely to result in the imposition of a liability on Borrower or any of Borrower's Material Affiliated Companies.

                (c) So far as Borrower is aware (after due and careful inquiry) there is no claim alleging a violation of any Environmental and Safety Laws (whether in respect of any site previously or currently owned or occupied by Borrower or any Material Affiliated Company or otherwise) pending or threatened, and there are no past or present acts, omissions, events or circumstances that would be likely to form the basis of any such claim (whether in respect of any site previously or currently owned or occupied by Borrower or any Material Affiliated Company), against Borrower or any Material Affiliated Company which in each case is reasonably likely to be determined against Borrower or such Material Affiliated Company, as the case shall be.

                (d) Neither Borrower nor any of its Material Affiliated Companies has received any notice from any third party of any Environmental and Safety Law.

            3.2.15.    ERISA.
            -----
            Except as set forth in Schedule 3.2.15:

                (a) No act, omission or transaction has occurred which will result in imposition on Borrower, any of Borrower's Material Affiliated Companies, or any ERISA Affiliate (whether directly or indirectly) of (i) either a civil penalty assessed pursuant to Section 502(i) of ERISA or a tax imposed by
Section 4975 of the Code, or (ii) breach of fiduciary duty liability damages under Section 409 of ERISA.

                (b) Neither Borrower, any of Borrower's Material Affiliated Companies nor any ERISA Affiliate has maintained or contributed to any Plan that is or was subject to Title IV or ERISA or to the minimum funding requirements of
Section 302 of ERISA or Section 412 of the Code.

                (c) Payment has been made of all amounts which Borrower, any of Borrower's Material Affiliated Companies or any ERISA Affiliate is required, under the terms of each multiemployer plan within the meaning of Section 3(37) of ERISA (each such plan, a "Multiemployer Plan") or applicable law, to have paid as contributions to such Multiemployer Plan.

                (d) Each of Borrower, Borrower's Material Affiliated Companies and the ERISA Affiliates are in compliance with the presently applicable provisions of ERISA and the Code with respect to each Multiemployer Plan.

                (e) None of Borrower, Borrower's Material Affiliated Companies, nor any ERISA Affiliate (nor any trade or business that was an ERISA Affiliate) has at any time contributed to or been obliged to contribute to any Multiemployer Plan which, upon the complete or partial withdrawal from such Multiemployer Plan, could result in the imposition of complete or partial withdrawal liability.

            3.2.16. Investment Company Status. Except as set forth in Schedule
                    --------------------------
3.2.16, each of Borrower and Borrower's Material Affiliated Companies either is not an "investment company" within the meaning of the United States Investment Company Act of 1940, as amended, or is exempt from all provisions of such Act, as amended.

            3.2.17. U.S. Reserve Regulations. Except as set forth in Schedule
                    -------------------------
3.2.17, none of Borrower or any of Borrower's Material Affiliated Companies is engaged in, principally or as one of its important activities, the business of extending credit for the purpose of buying or carrying margin stock. No part of the proceeds of the Loan will be used, whether directly or indirectly, and whether immediately, incidentally or ultimately, for any purpose that entails a violation of any of Regulation G, T, U or X of the Board.

            3.2.18. Year 2000. Except as set forth in Schedule 3.2.18, in
                    ----------
 relation to Borrower and each of Borrower's Material Affiliated Companies, the management of Borrower believes that any reprogramming required to permit the proper functioning, in and following the year 2000, of (a) each of Borrower's and Borrower's Material Affiliated Company's computer systems and (b) equipment containing embedded microchips (including systems and equipment supplied by others or with which each of Borrower's and Borrower's Material Affiliated Company's systems interface) and the testing of all such systems and equipment, as so programmed, will be completed by December 31, 1999. Except as set forth in
Schedule 3.2.18, the cost to Borrower and each of Borrower's Material Affiliated Companies of such reprogramming and testing and of the reasonably foreseeable consequences of year 2000 to Borrower and each of Borrower's Material Affiliated Companies (including, without limitation, reprogramming errors and the failure of others' systems or equipment) will not result in a Default or likely have an adverse effect on Borrower or its Borrower's Material Affiliated Companies. Except as set forth in Schedule 3.2.18, and except for such of the reprogramming referred to in the preceding sentence as may be necessary, the computer and management information systems of Borrower and each of Borrower's Material Affiliated Companies are and, with ordinary course upgrading and maintenance, will continue for the term of this Agreement to be, sufficient to permit Borrower and each of Borrower's Material Affiliated Companies to conduct its business as if it is being conducted as of the Closing Date.

            3.2.19. Financial Statements. Except as set forth in Schedule
                    ---------------------
3.2.19:

                (a) Save as fully and fairly disclosed in the Accountant's Report, the financial information in relation to Borrower and Borrower's Affiliated Companies contained in the Accountant's Report was prepared using generally accepted accounting principles in the United States of America, and give a true and fair view of the state of affairs of Borrower and Borrower's Affiliated Companies as at the date to which they were prepared and as at such date there were no material liabilities of Borrower and Borrower's Affiliated Companies which were not disclosed by or shown as being provided for in the Accountant's Report.

                (b) There has been no material adverse change in the business, operations, assets, prospects, or financial condition of Borrower and Borrower's Affiliated Companies (taken as a whole) since September 27, 1998.

                (c) The Accountant's Report includes or consolidates into such financial information the results of Borrower and each of Borrower's Affiliated Companies and does not consolidate or include the results of any other company, limited partnership or like entity or business.

        3.2.20. Absence of Certain Changes. Since October 5, 1998, except as set
                ---------------------------
forth on Schedule 3.2.20, neither Borrower nor any of its Material Affiliated Companies has:

                (a) borrowed or agreed to borrow any funds except in the ordinary course of business and consistent with past practice;

                (b) sold, transferred, assigned or otherwise disposed of any of its property or assets in excess individually of Two Hundred and Fifty Thousand Dollars ($250,000) or permitted, or allowed, any of its property or assets to be subjected to any Lien or restriction of any kind, except for properties and assets sold or encumbered in the ordinary course of business and consistent with past practice;

                (c) declared, paid or set aside for payment any dividend or other distribution in respect of its capital stock or other securities or equity interests or, directly or indirectly, redeemed, purchased or otherwise acquired any shares of its capital stock or other securities or equity interests;

                (d) made any change in any method of accounting or accounting practice or any change in depreciation or amortization policies or rates theretofore adopted; or

                (e)  experienced any event resulting in a Change of Control.

            3.2.21. Insurance. Except as set forth in Schedule 3.2.21, there has
                    ----------
been maintained for Borrower and each of its Material Affiliated Companies insurance in such amounts and covering such risks as is usually carried by companies engaged in similar businesses and owning or leasing similar properties. All such policies are in full force and effect, and all premiums with respect thereto are currently paid.

            3.2.22. Debt Instruments. Schedule 3.2.22 contains a complete list
                    -----------------
of all loan agreements, promissory notes, letters of credit, security agreements or other financing documents to which Borrower or any of its Primary Affiliated Companies is a party or by which Borrower or any of its Primary Affiliated Companies or any of their properties or assets (including, without limitation, equipment subject to any equipment lease), is bound which individually involve an obligation of Two Hundred and Fifty Thousand Dollars ($250,000) or more (the "Debt Instruments"). Except as set forth in Schedule 3.2.22, there are no existing defaults by Borrower or any of its Primary Affiliated Companies or any other obligor under or party to any such Debt Instrument including, without limitation, the Senior Credit Facility, and no event has occurred which (whether with notice, lapse of time, or both, or the happening or occurrence of any other event) would constitute a default by Borrower or any of its Primary Affiliated Companies under any such Debt Instrument including, without limitation, the Senior Credit Facility.

            3.2.23. Certain Contracts and Commitments. Except as set forth in
                    ----------------------------------
Schedule 3.2.23:

                (a) Neither Borrower nor any of its Primary Affiliated Companies has any collective bargaining or union contracts or agreements;

                (b) Neither Borrower nor any of its Primary Affiliated Companies has entered into any written agreement restricting it from carrying on its business within the United States or any subdivision thereof; and

                (c) Neither Borrower nor any of its Primary Affiliated Companies is a party to any "safe harbor lease" as defined in Section 168(f)(8) of the Internal Revenue Code of 1954 as in effect prior to amendment by the Tax Equity and Fiscal Responsibility Act of 1982.

            3.2.24. Labor Matters. Except to the extent set forth in Schedule
                    --------------
3.2.24: (a) Borrower and each of its Primary Affiliated Companies is and has been in compliance with all applicable laws respecting employment and employment practices, terms and conditions of employment and wages and hours, including, without limitation, any such laws respecting employment discrimination, occupational safety and health, and unfair labor practices; (b) there is no unfair labor practice complaint against Borrower or any of its Primary Affiliated Companies pending or threatened before the National Labor Relations Board or any comparable state, local, foreign, regional or territorial agency; (c) there is no labor strike, dispute, slowdown or stoppage actually pending or, to Borrower's knowledge, threatened against or directly affecting Borrower or any of its Primary Affiliated Companies; (d) no union representation question exists and, to Borrower's knowledge, no union organization effort is underway, respecting the employees of Borrower or any of its Primary Affiliated Companies; (e) no grievance or arbitration proceeding arising out of or under collective bargaining agreements is pending and no claims therefor exist; (f) no collective bargaining agreement which is binding on Borrower or any of its Primary Affiliated Companies restricts it from relocating or closing any of its operations; (g) neither Borrower nor any of its Primary Affiliated Companies has experienced any material work stoppage in the last eighteen (18) months; (h) neither Borrower nor any of its

Primary Affiliated Companies is delinquent in payments to any of its employees for any wages, salaries, commissions, bonuses or other direct compensation for any services performed by them to the Closing Date or amounts required to be reimbursed to such employees; or (i) upon termination of the employment of any of the employees of Borrower or any of its Primary Affiliated Companies after the Closing Date, neither Borrower nor any of its Primary Affiliated Companies will be liable to any one of its employees for severance pay in excess of $50,000.

            3.2.25. Compliance with Law. Except as set forth in Schedule 3.2.25,
                    --------------------
so far as Borrower is aware, Borrower and each of its Material Affiliated Companies is in compliance with all laws, regulations and orders applicable to the Business, including, without limitation, applicable building, zoning or health laws, ordinances and regulations. Neither Borrower nor any of its Material Affiliated Companies has received any notification that it is in violation of any such laws, regulations or orders and neither Borrower nor any of its Material Affiliated Companies nor any employee thereof (while acting in such capacity), has made any payment to any Person, which payment violates any statute or law.

            3.2.26. No Subordination. Except as set forth in Schedule 3.2.26,
                    -----------------
other than as set forth in the Subordination Agreement and this Agreement, there is no agreement, indenture, contract or instrument to which Borrower or any of its Material Affiliated Companies is a party or by which it may be bound that requires the subordination in right of payment of any of the Obligations to the repayment of any other obligation of Borrower.

            3.2.27. Foreign Corrupt Practices Act. Except as set forth in
                    ------------------------------
Schedule 3.2.27, neither Borrower nor any of its Material Affiliated Companies has made, offered or agreed to offer anything of value to any government official, political party, candidate for political office or any person that Borrower or any of its Material Affiliated Companies knows or has reason to know will offer anything of value to any government official, political party or candidate for political office, nor has it taken any action which would cause it to be in violation of any law of any foreign jurisdiction or the United States of America, including the Foreign Corrupt Practices Act of 1977, as amended. There is not now nor has there ever been, for as long as all present members of the senior management of Borrower have been employed by Borrower or any of Borrower's Material Affiliated Companies, any employment of, or beneficial ownership of Borrower or any of its Material Affiliated Companies by, any foreign governmental or political official nor, to Borrower's knowledge, has there ever been any employment of, or beneficial ownership of Borrower or any of its Material Affiliated Companies by, any foreign government or political official.

            3.2.28. Valid Issuance. Except as set forth in Schedule 3.2.28, all
                    ---------------
of the outstanding capital stock of Borrower and each of its Primary Affiliated Companies has been duly authorized, validly issued, is fully paid and non-assessable, and has been issued in compliance with the Act and all applicable state securities laws, or any comparable laws, rules and ordinances.

            3.2.29. Acquisition Agreement. Borrower has delivered to Lender a
                    ----------------------
true, correct and complete copy of the Acquisition Agreement (including without limitation all exhibits and schedules thereto) as in effect on and as of the Closing Date; there are no other agreements or instruments between the parties thereto pertaining to the Acquisition. Except as set forth in Schedule 3.2.29, and subject to any limitations contained in the Acquisition Agreement, to the best of Borrower's knowledge, each of the representations and warranties made by Vendors in the Acquisition Agreement is true, correct and complete as of the Closing Date. Except as set forth in Schedule 3.2.29, as of the Closing Date, (i) all of the conditions precedent to the consummation of the Acquisition, as contemplated by the Acquisition Agreement, have been satisfied or waived, and (ii) all of the covenants therein to be performed or observed by the parties thereto prior to the Closing Date have been so performed or observed or waived.

        3.3.  Remedies for Breaches of this Agreement.
              ---------------------------------------

                (a) All of the representations and warranties of Lender and Borrower under this Agreement shall survive the Closing Date (unless the damaged Party knew or had reason to know of any misrepresentation or breach of warranty at time of Closing Date) and continue in full force and effect for a period of two years thereafter.

                (b) Notwithstanding anything to the contrary hereunder, a representation and warranty shall be deemed to have been breached by Borrower hereunder if and only if (i) Lender makes a written claim of indemnification against the Borrower within the survival period set forth in Section 3.3(a) above (whether or not Lender has the right or ability to exercise any rights or remedies with respect to such claim);and (ii) such breach of misrepresentation and warranty by Borrower has a material adverse effect on the condition and operations of Borrower and Borrower's Affiliated Companies on a consolidated basis.


                                   SECTION 4
                                   ---------

                             AFFIRMATIVE COVENANTS
                             ---------------------


          Borrower covenants that so long as any of the Obligations of Borrower to Lender hereunder or under any of the other Loan Documents remains outstanding, and until final payment in full of the Senior Subordinated Notes, Borrower shall, and shall cause each of Borrower's Material Affiliated Companies to:

        4.1. Punctual Payments. Pay when due: (a) the interest, principal and
             ------------------
premium (if any) on the Senior Subordinated Notes, at the times and place and in the manner specified therein, subject to Borrower's right to satisfy interest payment obligations on the Senior Subordinated Notes (i) through the issuance of PIK Notes or accrual as provided in Section 2.3.2 of this Agreement or (ii) as otherwise agreed in writing by Borrower and Lender, and (b) any fees or other liabilities due hereunder at the times and place and in the manner specified herein.

        4.2. Accounting Records. Maintain adequate books and records in
             -------------------
accordance with GAAP, and permit any representative of Lender, at any reasonable time, and at Lender's cost and expense, to inspect, copy, audit and examine such books and records and inspect the properties of Borrower and its Material Affiliated Companies.

        4.3. Reporting Requirements. Provide Lender all of the following:
             -----------------------

                (a) as soon as available and in any event within thirty (30) Business Days after the end of each month, a copy of the unaudited monthly management accounts for Borrower and its Affiliated Companies in the form required to be provided by Borrower pursuant to Section 19.1(a)(iii) of the Senior Credit Facility;

                (b) as soon as available and in any event within forty five (45) days after the end of each fiscal quarter, a copy of the unaudited quarterly consolidated accounts for Borrower and its Affiliated Companies in the form required to be provided by Borrower pursuant to Section 19.1(a)(ii) of the Senior Credit Facility;

                (c) as soon as available and in any event within one hundred and fifty (150) days after and as of the end of each Fiscal Year, the audited consolidated financial accounts for Borrower and its Affiliated Companies in the form required to be provided pursuant to Section 19.1(a)(i)(A) of the Senior Credit Facility, and any audited financial accounts provided pursuant to Sections 19.1(a)(i)(B) or 19.1(a)(i)(C) of the Senior Credit Facility, if such audited financial accounts are prepared;

                (d) from time to time, such other information or documents respecting the business, properties or the condition or operations, financial or otherwise, of Borrower or any of its Material Affiliated Companies as Lender may reasonably from time to time request.

          Notwithstanding any waiver of the reporting requirements contained in Sections 19.1(a)(i), (ii), and (iii) of the Senior Facility Agreement, the reporting requirements contained in subsections (a), (b), and (c) of this
Section 4.3 shall remain in force until the Obligations have been fully and irrevocably paid.

        4.4. Board Visitation Rights. Permit one authorized representative of
            -------------------------
Lender (the "Representative") to attend all meetings of the Board of Directors of Borrower in a nonvoting observer capacity; provide the Representative with such notice of and other information with respect to such meetings as are provided to members of the Board of Directors at the same time as so provided to such Persons; notify the Representative, as promptly as practicable thereafter, of the taking of any action by written consent of its Board of Directors in lieu of a meeting thereof; and provide the Representative with a copy of any such resolutions taken by unanimous written consent.

        4.5. Visitation Rights. Upon reasonable notice being given by Lender,
             ------------------
permit Lender (at Lender's own cost) or any agents or representatives of Lender, during normal business hours, to examine and make copies of and abstracts from its records and books of account, and visit its properties, and those of its Affiliated Companies, and discuss its affairs, finances and accounts with any of its officers or directors, it being understood that nonpublic information provided by Borrower shall be maintained in confidence by Lender.

        4.6. Use of Funds. Use the proceeds of the Loan only for the purpose of
             -------------
financing the Acquisition and the costs related thereto.


        4.7. Insurance. Maintain and keep in force in all material respects
             ----------
insurance of the types and in amounts customarily carried in lines of business similar to its line of business, including without limitation fire, extended coverage, public liability, property damage, business interruption, environmental liability and workers' compensation insurance.

        4.8. Business. Continue the Business and refrain from engaging in any
             ---------
business activities or operations substantially different from or unrelated to the Business.


                                   SECTION 5
                                   ---------

                               EVENTS OF DEFAULT
                               -----------------


        5.1. Events of Default. The occurrence of any of the following shall
             ------------------
constitute an "Event of Default" under this Agreement:

                (a) Borrower shall fail to pay when due any principal, interest, premium or other amount payable under the Loan Documents;

                (b) Borrower shall become insolvent, or shall suffer or consent to or apply for the appointment of a receiver, trustee, custodian or liquidator of itself or any of its property, or shall generally fail to pay its debts as they become due, or shall make a general assignment for the benefit of creditors; Borrower shall file a voluntary petition in bankruptcy, or seeking reorganization, in order to effect a plan or other arrangement with creditors or any other relief under the Bankruptcy Code, or under any state or federal law granting relief to debtors, whether now or hereafter in effect; or any involuntary petition or proceeding pursuant to the Bankruptcy Code or any other applicable state or federal law relating to bankruptcy, reorganization or other relief for debtors is filed or commenced against Borrower, which petition or proceeding (i) results in the entry of an order for relief or any such adjudication of relief, or (ii) remains unreleased, undischarged, or unbonded for a period of one hundred and eighty (180) days, or
(iii) shall result in Borrower filing an answer admitting jurisdiction of the court and the material allegations of the petition; or Borrower shall be adjudicated a bankrupt, or an order for relief shall be entered by any court of competent jurisdiction under the Bankruptcy Code or any other applicable state or federal law relating to bankruptcy, reorganization or other relief for debtors;

                (c) At any time that the total of all amounts outstanding and all amounts available to be borrowed under all Senior Indebtedness is less than Twenty Five Million Dollars ($25,000,000), (i) any of Borrower's Primary Affiliated Companies shall become insolvent, or shall suffer or consent to or apply for the appointment of a receiver, trustee, custodian or liquidator of itself or any of its property, or shall generally fail to pay its debts as they become due, or shall make a general assignment for the benefit of creditors;
(ii) any of Borrower's Primary Affiliated Companies shall file a voluntary petition in bankruptcy, or seeking reorganization, in order to effect a plan or other arrangement with creditors or any other relief under the Bankruptcy Code, or under any state or federal law granting relief to debtors, whether now or hereafter in effect; or any involuntary petition or proceeding pursuant to the

Bankruptcy Code or any other applicable state or federal law relating to bankruptcy, reorganization or other relief for debtors is filed or commenced against any of Borrower's Primary Affiliated Companies, which petition or proceeding (x) results in the entry of an order for relief or any such adjudication of relief, or (y) remains unreleased, undischarged, or unbonded for a period of one hundred and eighty (180) days, or (z) results in such Primary Affiliated Company filing an answer admitting jurisdiction of the court and the material allegations of the petition; (iii) or any of Borrower's Primary Affiliated Companies shall be adjudicated a bankrupt, or an order for relief shall be entered by any court of competent jurisdiction under the Bankruptcy Code or any other applicable state or federal law relating to bankruptcy, reorganization or other relief for debtors;

                (d) the dissolution or liquidation of Borrower; or Borrower or a majority of the directors or shareholders of Borrower shall take action seeking to effect the dissolution or liquidation of Borrower;

                (e) at any time that the total of all amounts outstanding and all amounts available to be borrowed under all Senior Indebtedness is less than Twenty Five Million Dollars ($25,000,000), (i) the dissolution or liquidation of any of Borrower's Primary Affiliated Companies; (ii) any of Borrower's Primary Affiliated Companies or a majority of the directors or shareholders of any of Borrower's Primary Affiliated Companies shall take action seeking to effect the dissolution or liquidation of any of Borrower's Primary Affiliated Companies;

                (f) Borrower shall fail to make the Mandatory Prepayment of the Senior Subordinated Notes upon the occurrence of a Change of Control as required by Section 2.4.2.

                (g) At any time that the total of all amounts outstanding and all amounts available to be borrowed under all Senior Indebtedness is less than Twenty Five Million Dollars ($25,000,000), breach of any financial covenant in the Senior Credit Facility.

        5.2. Remedies. If an Event of Default shall occur, any Indebtedness of
             ---------
Borrower under the Loan Documents, any term of any of the Senior Subordinated Notes to the contrary notwithstanding, shall, subject to the terms of the Subordination Agreement, (i) in the case of an Event of Default described in clause (a) of Section 5.1, at the option of Lender, and (ii) in the case of any other Event of Default, at the option of the holders of a majority in interest of the then outstanding principal amount of the Senior Subordinated Notes, and without notice, become immediately due and payable without presentment, demand, protest or notice of dishonor, all of which are hereby expressly waived by Borrower, and Lender or such holders shall have all rights, powers and remedies available under any of the Loan Documents, or accorded by law; provided,
                                                               --------
however, that upon the occurrence of an Event of Default described in clause (b)
------
of Section 5.1, such Indebtedness shall become immediately due and payable without any election on the part of the holders. Subject to the terms of the Subordination Agreement, all rights, powers and remedies of Lender under this
Section 5.2 may be exercised by Lender at any time within ninety (90) days of Lender learning of an Event of Default. All rights, powers and remedies of Lender in connection with the Loan Documents are cumulative and not exclusive and shall be in addition to any other rights, powers or remedies provided by law or equity, including, without limitation, the right to set-off any liability owing by Lender to Borrower against any liability of Borrower to Lender as provided in Section 5.4.

        5.3. No Waiver. No delay, failure or discontinuance of Lender, or any
             ----------
holder of any of the Senior Subordinated Notes, in exercising any right, power or remedy under the Loan

Documents shall affect or operate as a waiver of such right, power or remedy; nor shall any single or partial exercise of any such right, power or remedy preclude, waive or otherwise affect any other or further exercise thereof or the exercise of any other right, power or remedy. Any waiver, permit, consent or approval of any kind by Lender, or any holder of any of the Senior Subordinated Notes, of any breach of or default under the Loan Documents must be in writing and shall be effective only to the extent set forth in such writing.

        5.4. Set-Off. In addition to any rights, powers or remedies now or
             --------
hereafter granted under this Agreement or applicable law, and not by way of limitation of any such rights, powers or remedies, upon the occurrence and during the continuance of any Event of Default, Lender is hereby authorized by Borrower at any time or from time to time, without notice to Borrower or to any other Person (any such notice being hereby expressly waived), to the fullest extent permitted by law, to set off, appropriate and apply all indebtedness or obligations owing by Lender to or for the account of Borrower against all of the obligations of Borrower to Lender now or hereafter arising under this Agreement or any of the other Loan Documents.


                                   SECTION 6
                                   ---------

                                 MISCELLANEOUS
                                 -------------


6.1.  Transfers
      ---------

            6.1.1. Transfers Permitted. Subject to the terms of the
                   --------------------
Subordination Agreement, Lender may make a Transfer to any Person provided that such Transfer is made in compliance with the Act and any applicable state securities laws. Borrower shall cooperate in connection with any such Transfer. Upon any Transfer, the transferee shall, to the extent of such Transfer, be entitled to exercise the rights of the Lender making such Transfer and shall thereafter be deemed a "Lender" under this Agreement. Any Transfer that does not comply with the provisions of this Section 6.1 shall be void.

                     6.1.1.1. Limitations on Transferability of Senior
                              ----------------------------------------
Subordinated Notes.
-------------------

                (a) No transfer of the Senior Subordinated Notes shall be made, directly or indirectly, to any Competitor of Borrower or to any Person who owns, directly or indirectly, more than five percent (5%) of the voting securities of any Competitor of Borrower.

                (b) Except for Transfers permitted under Section 6.1.1.2, no transfer of the Senior Subordinated Notes shall be made, directly or indirectly, prior to the second anniversary of the Closing Date.

                (c) Except for Transfers permitted under Section 6.1.1.2, Lender shall provide Borrower, Thayer and Perseus with Notice of any proposed direct or indirect Transfer of Senior Subordinated Notes held by Lender (the "Transfer Notice"). The Transfer Notice shall state in reasonable detail (i) the principal amount of the Senior Subordinated Notes proposed to be Transferred; (ii) Lender's bona fide intention to Transfer the principal amount of the Senior
         ---- ----
Subordinated Notes stated in the Transfer Notice; (iii) the identity of the proposed transferee; and (iv) the material terms of the proposed Transfer, including the purchase price and payment terms for the Senior Subordinated Notes covered by the Transfer Notice. Borrower, Thayer and/or Perseus shall have the right, exercisable within forty-five (45) Business Days after the giving of the Transfer Notice, to purchase all (but not less than all) of the Senior Subordinated Notes proposed to be Transferred pursuant to the Transfer Notice, on terms no less favorable than those stated in the Transfer Notice. Lender shall have thirty (30) Business Days after the termination of the forty-five
(45) Business Day period referenced above to Transfer the Senior Subordinated

Notes that are the subject of the Transfer Notice on terms no more materially favorable than those contained in the Transfer Notice.

                (d) Any Transferee to whom Senior Subordinated Notes are Transferred pursuant to this Section 6.1 shall (i) be bound by the terms and conditions of this Agreement and, if applicable, the Subordination Agreement, and shall execute a counterpart of this Agreement prior to the Transfer becoming effective, and (ii) receive the benefits of Section 2.8 of this Agreement if and only if (A) such Transferee delivers to Borrower the withholding tax exemption certificate contemplated by Section 2.8 and (B) the terms of Section 2.8 are not breached or violated.

                (e) Nothing in this Section 6.1 shall be construed to limit or otherwise restrict Lender's co-sale rights pursuant to the Stockholders Agreement, or Lender's right to sell and transfer to Thayer and/or Perseus the Put Securities pursuant to the Stockholders Agreement, or Lender's right to sell, and Thayer's and Perseus' right to purchase, the Senior Subordinated Notes pursuant to the optional purchase provision of the Stockholders Agreement.

                  6.1.1.2. Permitted Transferees. Notwithstanding the foregoing,
                           ----------------------
Lender may make a Transfer at any time to any entity that is (i) a Subsidiary of the Government of Singapore Investment Corporation Pte Ltd. or (ii) a Subsidiary of an entity of which the Government of Singapore Investment Corporation Pte Ltd. is also a Subsidiary. Any Transfer pursuant to this Section 6.1.1.2 shall be subject to the requirements and limitations of Sections 6.1.1.1(a) and 6.1.1.1(d).

            6.1.2. Mechanics of Transfer. Borrower shall keep at its principal
                   ----------------------
office a register for the registration of the Senior Subordinated Notes as to both principal and stated
interest. In the event Lender desires to make a Transfer, Lender shall surrender to Borrower the Senior Subordinated Note or Notes to be Transferred. Upon such surrender, Borrower shall promptly issue a new Senior Subordinated Note or Notes to the transferee (and to the transferor as to any portion not Transferred) in the form of Exhibit A in the aggregate principal amount of the
                            ---------
Senior Subordinated Note or Notes surrendered. Borrower shall register the new Senior Subordinated Notes as to both principal and stated interest in the names of the transferees (and the transferor as to any portion not Transferred). No Transfer shall be effective until the issuance of the new Senior Subordinated Note or Notes under this Section.

            6.1.3. Further Assurance. Borrower shall, from time to time at the
                   ------------------
request of Lender, execute and deliver to Lender or to such party or parties as Lender may reasonably designate, all further instruments as may in Lender's reasonable opinion be reasonably necessary or advisable to give full force and effect to a Transfer and shall provide to Lender or to such party or parties as Lender may reasonably designate, all such information as Lender may reasonably request.

            6.1.4. Information. In connection with any Transfer, Lender may
                   ------------
disclose all documents and information which Lender now has or may hereafter acquire relating to the Loan, the Loan Documents, Borrower or any of its Affiliated Companies or the Business if the recipient of such documents and information (i) is not a Competitor and (ii) has entered into a confidentiality agreement containing the terms set forth in Section 6.6 of this Agreement.

        6.2. Notices. In order to be effective, any notice or other
             --------
communication required or permitted hereunder, shall, unless otherwise stated herein, be in writing and shall be transmitted by messenger, delivery service, mail, telegram, telecopy or cable, if to Borrower, at Borrower's address set forth under its name on the signature page, and if to Lender, to the address set forth under its name on the signature page, with copies to:

               Government of Singapore Investment Corporation, Pte. Ltd. 156 West 56th Street, Suite 1902
               New York, New York 10019
               Telecopier: (212) 265-8131
               Attention:  Mr. Andrew Kwee

               with copy to

               Heller Ehrman White & McAuliffe
               333 Bush Street
               San Francisco, California  94104
               Telecopier: (415) 772-6268
               Attention:  Brett Dick

or at such other address as a party shall designate in a written notice to the other parties hereto given in accordance with this Section 6.2. All notices and other communications shall be effective (i) if sent by messenger or delivery service, when delivered, (ii) if sent by mail, five days after having been sent by certified mail, with return receipt requested, (iii) if sent by telegraph or cable, when delivered to the telegraph or cable company or (iv) if sent by telex or telecopier, when sent. In order to be effective, any notice transmitted to an address outside the United States of America by any means other than telex or telecopier shall at the time of transmittal be duplicated by counterpart telex or telecopier notice.

        6.3. Successors and Assigns. This Agreement shall be binding upon and
             -----------------------
inure to the benefit of the parties hereto and their respective successors and assigns, except that neither Borrower nor any of its Affiliated Companies may assign or transfer its rights hereunder or any interest herein or delegate its duties hereunder without the prior written consent of Lender, unless such assignment or transfer of rights or interest, or delegation of duties, results from a Change of Control.

        6.4. Costs, Expenses and Attorneys' Fees. Borrower shall reimburse
             ------------------------------------
Lender for all reasonable out-of-pocket costs and expenses (including, without limitation, reasonable attorneys' fees) expended or incurred by Lender in the negotiation and preparation of the Loan Documents and the closing of the transactions contemplated by the Loan Documents. On the Closing Date, Borrower shall pay all reasonable fees and expenses of Lender's counsel incurred in connection with the negotiation and preparation of the Loan Documents and the closing of the transactions contemplated by the Loan Documents. Any additional reasonable fees and expenses incurred after the Closing Date in connection with the negotiation and preparation of the Loan Documents and the closing of the transactions contemplated by the Loan Documents will be billed as incurred and shall be paid by Borrower within sixty (60) days of receipt by Borrower of the invoice therefor.

        6.5. Entire Agreement, Amendment. The Loan Documents (including the
             ----------------------------
Exhibits and Schedules thereto) executed by Borrower in connection with, or as required by, this Agreement constitute the entire agreement between Borrower and Lender with respect to the Loan; supersede all prior or contemporaneous negotiations, communications, discussions and correspondence concerning the subject matter hereof; and may be amended or modified only with the written consent of Borrower and the holders of a majority in principal amount of the Senior Subordinated Notes then outstanding, except that no such amendment or modification shall become effective if it extends the maturity or reduces the rate of interest payable with respect to the Senior Subordinated Notes, alters the terms of payment of the principal, interest and premium (if any) under the Senior Subordinated Notes, or reduces the percentage of holders of principal amount of the Senior Subordinated Notes necessary to approve modifications or amendments to this Agreement without the consent of the holders of Senior Subordinated Notes who own sixty six and two-thirds percent (66 2/3%) of the principal amount of the Senior Subordinated Notes affected thereby. Whenever the consent or approval of Lender is required, such consent or approval must be given in writing by the holders of a majority in principal amount of the Senior Subordinated Notes then outstanding.

        6.6. Confidentiality. The parties to this Agreement agree that any oral, written or recorded information provided by a party (the "Disclosing Party") to another party (the "Recipient Party") pursuant to the terms of this Agreement (including, without limitation, the information, documentation, and other disclosures made pursuant to Sections 4.2, 4.3, 4.4, and 4.5) shall be deemed confidential (the "Confidential Information"); provided however, that
                                               -------- -------
Confidential Information public other than as a result of disclosure directly or indirectly by the Recipient Party or by an agent of the Recipient Party; (b) was independently acquired or developed by the Recipient Party without breach of this Agreement; (c) is disclosed by the Recipient Party pursuant to the order of any Governmental Authority having jurisdiction over the Recipient Party; or (d) becomes available to the Recipient Party on a nonconfidential basis from a person (other than the Disclosing Party or the Disclosing Party's directors, officers, employees, agents, or advisors) who, to the knowledge of the Recipient Party (after reasonable inquiry), is not and was not bound by a confidentiality agreement with the Disclosing Party, or is not and was not otherwise prohibited from transmitting the information to the Recipient Party.

          The parties to this Agreement agree that each Recipient Party shall
(x) keep all Confidential Information confidential and not to disclose any Confidential Information to any person other than persons employed by such Recipient Party who have a legitimate need to know the Confidential Information (collectively, the "Representatives"); (y) use the Confidential

Information solely for the purpose provided for in this Agreement and not for any other purpose; and (z) not use or permit others to use or copy the Confidential Information to the detriment of the Disclosing Party.

          The parties to this Agreement also agree (i) to undertake reasonable precautions to safeguard and protect the confidentiality of the Confidential Information; (ii) to inform their Representatives of the confidential nature of the Confidential Information; and (iii) to take all reasonable measures to restrain their respective Representatives from prohibited or unauthorized disclosure or uses of the Confidential Information.

        6.7. Time. Time is of the essence of each and every provision of the
             -----
Loan Documents.

        6.8. Severability of Provisions. If any provision of this Agreement
             ---------------------------
shall be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity without invalidating the remainder of such provision or any remaining provisions of this Agreement.

        6.9. Governing Law. This Agreement and the Senior Subordinated Notes
             --------------
shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts entered into and to be performed wholly within New York by New York residents.

        6.10.  First Refusal Rights of Lender.
               ------------------------------

                (a) At least ten (10) Business Days prior to Borrower authorizing the issuance, sale or transfer of any equity stock of Borrower (the "Borrower Stock") to a third party ("Stock Transfer"), Borrower shall deliver a written notice (the "Offer Notice") to Lender. The Offer Notice shall disclose, in reasonable detail, the material terms and conditions of the proposed Stock Transfer. Upon receipt of the Offer Notice, Lender shall have the right, but not the obligation, to purchase some or all (but not less than all, if, in the reasonable judgment of Borrower, the purchase by Lender of less than all of the Borrower Stock covered by the Offer Notice would have a material adverse effect on the proposed Stock Transfer) of the Borrower Stock covered by the Offer Notice at the cash price and on the terms specified in the Offer Notice by delivering written notice to Borrower of such election (the "Lender Notice") within ten (10) Business Days after receipt of the Offer Notice (the tenth Business Day after the giving of the Offer Notice being referred to herein as the "Notice Deadline"). In the event that there is more than one Lender, each Lender shall be entitled to purchase its pro rata share of the Borrower Stock covered by the Offer Notice, based upon the percentage of the total outstanding principal amount of the Senior Subordinated Notes owned by such Lender. Lenders who purchase their full allotment of Borrower Stock shall have the right to purchase, pro rata, any remaining Borrower Stock covered by the Offer Notice not purchased by other Lenders; provided that, nothing herein shall be construed to
                            -------- ----
permit Lenders to deliver Lender Notices after the Notice Deadline.

                (b) In the event Lender (or Lenders) have elected to purchase some or all (but not less than all if, in the reasonable judgment of Borrower, the purchase of by Lender of less than all of the Borrower Stock covered by the Offer Notice would have a material adverse effect on the proposed Stock Transfer) of the Borrower Stock offered pursuant to the Offer Notice, the purchase and transfer of such Borrower Stock shall be consummated within fifteen
(15) Business Days after the Notice Deadline.

                (c) If Lender (or Lenders) have not elected to purchase all of the Borrower Stock offered pursuant to the Offer Notice, Borrower may, at its sole option and within one hundred and eighty (180) Business Days after the Notice Deadline, issue, sell, or transfer such Borrower Stock to one or more third parties at a price (in cash and/or kind) no less than the price per share specified in the Offer Notice and on other terms no more materially favorable than those contained in the Offer Notice.

                (d) Notwithstanding the foregoing, the first refusal rights granted in this Section 6.10 shall not apply to issuances of Borrower Stock: (i) to Borrower's management pursuant to a duly authorized management stock purchase agreement or stock option plan; (ii) upon conversion of outstanding Borrower Stock into another class of Borrower Stock; (iii) in connection with the acquisition of another company or business by Borrower, so long as such Borrower Stock is issued to the seller of such company or business being acquired in payment therefore; (iv) pursuant to a public offering registered under the Act; and (v) pursuant to a sale of Borrower Stock to any person that Borrower reasonably determines is a "strategic investor," as such term is commonly used in commercial transactions, but such term shall not include "vulture investors."

        6.11. Third Party Beneficiaries. Borrower and Lender acknowledge that
              --------------------------
the provisions of Section 6.1.1.1(c) of this Agreement are for the benefit of Thayer and Perseus and their respective permitted successors and assigns. Borrower and Lender acknowledge that the provisions of Section 2.7 of this Agreement are for the benefit of the holders of the Senior Notes and the lenders under the Senior Credit Facility.

        6.12. Waiver of Sovereign Immunity. Lender acknowledges and agrees that
              -----------------------------
the activities contemplated by the provisions of this Agreement are commercial in nature rather than governmental or public, and therefore acknowledges and agrees, to the extent permitted by applicable law, that it is not entitled to any right of immunity on the grounds of sovereignty or otherwise with respect to such activities or in any legal action or proceedings arising out of or relating to this Agreement.

          Lender, in respect of itself, its process agents and its properties and revenues, expressly and irrevocably waives (to the extent permitted by applicable law) any such right of immunity that may now or hereafter exist (including any immunity from any legal process, from the jurisdiction of any court or from any execution or attachment in aid of execution prior to judgment or otherwise) or claim thereto that may now or hereafter exist, and agrees not to assert any such right or claim in any such action or proceeding, whether in the United States or otherwise.

        6.13. Consent to Jurisdiction. Each of Borrower and Lender hereby
              ------------------------
consents to the jurisdiction, venue and forum of any state or federal court in the State of New York with respect to any action, whether commenced by Borrower, Lender or any other Person, which, in whole or in part, in any way arises under or relates to the Loan Documents.

        6.14. Incorporation of Exhibits and Schedules by Reference. All Exhibits
              -----------------------------------------------------
and Schedules to this Agreement are incorporated herein by this reference.

        6.15. Counterparts. This Agreement may be executed in separate
              -------------
counterparts, each of which, when so executed, shall be deemed to be an original and all of which, when taken together, shall constitute but one and the same agreement.

          [THE REMAINDER OF THE PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed the day and year first written above.

                               THE DERBY CYCLE CORPORATION

                               By:
                                  ---------------------------------

                               Title:
                                     ------------------------------

                               Address for Notice:

                               The Derby Cycle Corporation

                               62 Triumph Road

                               Nottingham NG7 2DD

                               England

                               Telecopier: +44-115-942-2178

                               Attn: Chief Executive Officer


                               with copies to (delivery of such copies not to
                               ----------------------------------------------
                               constitute notice hereunder):
                               -----------------------------


                               Thayer Capital Partners

                               1455 Pennsylvania Avenue, N.W., Suite 350

                               Washington, D.C. 20004

                               United States of America

                               Telecopier: +1-202-371-0391

                               Attn: Frederic Malek


                               and

                               Kirkland & Ellis

                               655 Fifteenth Street, N.W.

                               Washington, D.C. 20005

                               United States of America

                               Telecopier: +1-202-879-5200

                               Attn: Jack Feder


                               VENCAP HOLDINGS (1992) PTE LTD.


                               By:
                                  ---------------------------------

                               Title:
                                     ------------------------------



                               By:
                                  ---------------------------------

                               Title:
                                     ------------------------------

                                    EXHIBITS
                                    --------

Exhibit  A:  Form of Senior Subordinated Promissory Note
Exhibit  B:  Form of Legal Opinion

                                   SCHEDULES
                                   ---------

                                   EXHIBIT A
                                   ---------

                        FORM OF SENIOR SUBORDINATED NOTE
                        --------------------------------

                                    EXHIBIT B
                                   ----------



                     [Financial Statements to be provided]

                                   EXHIBIT C

                     Form of Opinion of Borrower's Counsel
                     -------------------------------------

                                       63